EXHIBIT 99.2

DAVIDsTEA Provides Business Update

•   DAVIDsTEA plans to reopen 18 Canadian stores under new, more favourable lease terms

•   DAVIDsTEA to focus on its expanding online business at www.davidstea.com and sales in grocery stores and pharmacies across Canada

•   Exiting 82 remaining Canadian stores

•   Execution of business plan significantly accelerated under CCAA restructuring

MONTREAL, July 30, 2020 - DAVIDsTEA Inc. (Nasdaq:DTEA) (“DAVIDsTEA” or the “Company”), a leading tea merchant in North America, announces that as part of its restructuring plan under the Companies’ Creditors Arrangement Act (Canada) (“CCAA”), it plans to reopen 18 stores in Canada under new, more favourable lease terms and conditions.

“We believe that a select group of our best-performing stores, complementing our growing online and wholesale business model and supported by an entrepreneurial organization, will enhance DAVIDsTEA’s ability to emerge from the CCAA restructuring process as a more sustainable and resilient organization,” stated Herschel Segal, Founder, Chairman and Interim CEO of DAVIDsTEA. “Today, our customers and stakeholders have a better picture of what DAVIDsTEA will look like in the near future. Our decision to reopen these select stores is consistent with our objective to create a leaner, more efficient company, positioned for long-term growth,” added Mr. Segal.

“COVID-19 and the CCAA restructuring have led to the execution of our business plan at an exponential pace. The plan was always to significantly reduce our retail footprint and the strong performance of our e-commerce and wholesales channels in recent months has provided further validation of that strategy,” said Frank Zitella, CFO and COO of DAVIDsTEA. “We are very pleased that the landlords for these 18 stores have offered more advantageous rent conditions to us in light of the COVID-19 pandemic,” added Mr. Zitella.

DAVIDsTEA expects to reopen the 18 stores by the end of August 2020, conditional upon entering into amended leases for the stores. The 18 DAVIDsTEA stores to be reopened are all located in major shopping malls. Seven of the stores are in Québec, five are in Ontario, with the balance in Alberta, British Columbia, Manitoba and New Brunswick. The proposed new lease terms are expected to give DAVIDsTEA termination rights at the end of 2020, and the flexibility of an option to extend the leases. The Company is sending notices to terminate leases for its other 82 stores, which terminations will take effect in 30 days.

The Company will continue to provide updates throughout the CCAA restructuring process as events warrant.

Cautionary Forward-Looking Statements

This press release includes statements that express our opinions, expectations, beliefs, plans or assumptions regarding future events or future results and there are, or may be deemed to be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes”, “expects”, “may”, “will”, “should”, “approximately”, “intends”, “plans”, “estimates” or “anticipates” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our Restructuring Plan, the COVID-19 pandemic, our strategy of transitioning to e-commerce and wholesale sales, future sales through our e-commerce and wholesale channels, the closing of certain of our retail stores, future lease liabilities, our results of operations, financial condition, liquidity and prospects, the impact of the COVID-19 pandemic on the global macroeconomic environment, and our ability to avoid the delisting of the Company’s common stock by Nasdaq due to the restructuring or our inability to maintain compliance with Nasdaq listing requirements.  While we believe these opinions and expectations are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions about us, including the risk factors set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2020, and in our Form 10-Q for the three-month period ended May, 2, 2020 filed with the United States Securities and Exchange Commission and with the Autorité des marchés financiers.

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About DAVIDsTEA

DAVIDsTEA is a leading branded retailer and growing mass wholesaler of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts and accessories on our e-commerce platform at www.davidstea.com and through 18 Company-owned and operated retail stores in Canada. A selection of DAVIDsTEA products is also available in more than 2,500 grocery stores and pharmacies across Canada. The Company is headquartered in Montréal, Canada.

Investor Contact	Media Contact
MaisonBrison Communications	PELICAN PR
Pierre Boucher	Lyla Radmanovich
514-731-0000	514-845-8763
investors@davidstea.com	media@rppelican.ca

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